UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2014

TEXAS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1503 LBJ Freeway, Suite 400 Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 647-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Merger Agreement

On January 27, 2014, Martin Marietta Materials, Inc., a North Carolina corporation (“Martin Marietta”), Texas Industries, Inc., a Delaware corporation (“TXI”), and Project Holdings, Inc., a North Carolina corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a business combination whereby Merger Sub, a wholly owned subsidiary of Martin Marietta, will merge with and into TXI (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and TXI will continue as the surviving corporation in the Merger as a wholly-owned subsidiary of Martin Marietta. The Merger Agreement was unanimously approved by the Boards of Directors of both Martin Marietta and TXI.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of TXI common stock will be converted into the right to receive 0.70 of a fully paid and nonassessable share of Martin Marietta common stock (the “Merger Consideration”). No fractional shares of Martin Marietta’s common stock will be issued in the Merger and TXI’s stockholders will receive cash in lieu of any fractional shares. It is expected that the Merger will qualify as a tax-free reorganization for U.S. Federal income tax purposes.

TXI stock options and other equity awards will generally convert upon consummation of the Merger into stock options and equity awards with respect to Martin Marietta common stock, after giving effect to the 0.70 exchange ratio.

Pursuant to the Merger Agreement, promptly after the effective time of the Merger, a new director will be appointed to Martin Marietta’s Board of Directors. The new director will be a person who is mutually agreed upon by Martin Marietta and TXI (or one of TXI’s current two largest stockholders designated by TXI’s Board of Directors) following good faith consultations between Martin Marietta and TXI (or such designee) and a determination by Martin Marietta’s Nominating and Corporate Governance Committee that the proposed individual is an appropriate person to add to the Martin Marietta Board of Directors.

The consummation of the Merger is subject to the adoption of the Merger Agreement by TXI’s stockholders and approval by Martin Marietta’s shareholders of the issuance of Martin Marietta common stock in connection with the Merger.  In addition, the Merger is subject to other customary closing conditions, including, among others, (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) and the approval of the listing on the New York Stock Exchange of the shares of common stock of Martin Marietta to be issued in the Merger, (iii) delivery of a customary opinion from each party’s counsel that the Merger will qualify as a tax-free reorganization for federal income tax purposes and (iv) the absence of a law, judgment, ruling or other legal restraint prohibiting the consummation of the Merger.  The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct, the other party having performed in all material respects its obligations under the Merger Agreement and the other party not having suffered a material adverse effect, in each case as set forth in the Merger Agreement.  Martin Marietta's obligation to consummate the Merger is also conditioned on the absence of any legal restraint issued or promulgated by a U.S. governmental entity that would result in a requirement to dispose of or hold separate, or any prohibition or limitation on the ownership, operation or control of, any business, properties or assets, which would reasonably be expected to result in a Substantial Detriment (as such term is defined in the Merger Agreement).

Martin Marietta and TXI have agreed to customary representations, warranties and covenants in the Merger Agreement. Each of Martin Marietta and TXI is required, among other things: (i) subject to certain exceptions, to conduct its business in the ordinary course consistent with past practice in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to solicit alternative transactions and (iii) subject to certain exceptions, not to participate in discussions or negotiations regarding alternative transactions.  In addition, the Merger Agreement contains covenants that require each of Martin Marietta and TXI to call and hold special shareholder meetings and, subject to certain exceptions, require TXI’s Board of Directors to recommend to its stockholders the adoption of the Merger Agreement and Martin Marietta’s Board of Directors to recommend to its shareholders the approval of the issuance of Martin Marietta’s common stock in connection with the Merger.

The Merger Agreement contains certain termination rights for both Martin Marietta and TXI, including in the event that (i) the Merger is not consummated on or before July 27, 2014 (which deadline may be extended, under certain circumstances, for one or more one-month periods by either party up to January 27, 2015), (ii) the approval of the stockholders of TXI or the shareholders of Martin Marietta is not obtained or (iii) either Martin Marietta or TXI terminates the Merger Agreement to enter into a binding agreement providing for a superior alternative transaction.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by Martin Marietta or TXI to enter into a binding agreement providing for a superior alternative transaction or as a result of an adverse change in the recommendation of the other party’s Board of Directors, Martin Marietta may be required to pay to TXI a termination fee of $140 million or TXI may be required to pay to Martin Marietta termination fee of $70 million. The Merger Agreement also provides that, upon termination of the Merger Agreement under certain antitrust-related circumstances, Martin Marietta may be required to pay to TXI a termination fee of $25 million and to provide TXI with the option to lease three of Martin Marietta’s distribution yards in Texas as described below under “Lease Agreements.”

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement.  It is not intended to provide any other factual information about Martin Marietta, TXI or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors.  In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Martin Marietta or TXI.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Martin Marietta, TXI or any of their respective subsidiaries, affiliates or businesses.

Voting Agreements

On January 27, 2014, concurrently with the execution of the Merger Agreement, Martin Marietta entered into separate voting agreements (the “Voting Agreements”) with each of NNS Holding (“NNS”) and Southeastern Asset Management (“SAM”), who, together, hold approximately 51% of the outstanding shares of TXI common stock, pursuant to which, among other things, each such stockholder agreed to vote all of its shares of TXI common stock in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and against, among other things, alternative transactions.  In the event that TXI’s Board of Directors changes its recommendation that TXI stockholders adopt the Merger Agreement, NNS and SAM will only be required to vote shares representing at most 35% of the outstanding TXI common stock in favor of the adoption of the Merger Agreement, with the balance of their shares being voted in such circumstances in NNS’ and SAM’s sole discretion.

In addition, NNS and SAM have agreed not to (i) subject to certain exceptions, transfer their shares of TXI common stock and (ii) solicit alternative transactions or participate in discussions or negotiations concerning, or furnish information with respect to, any alternative transaction.

The Voting Agreements will terminate upon the earlier of (i) immediately following the meeting of TXI’s stockholders at which TXI’s stockholders vote on the adoption of the Merger Agreement, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) in the case of SAM, the date on which SAM no longer beneficially owns TXI common stock (provided that it has not transferred TXI common stock in violation of its Voting Agreement).

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, copies of which are attached hereto as Exhibits 2.2 and 2.3 and are incorporated herein by reference.

Lease Agreements

On January 27, 2014, concurrently with the execution of the Merger Agreement, Martin Marietta and/or an affiliate of Martin Marietta and an affiliate of TXI entered into three lease agreements pursuant to which TXI’s affiliate has the option to lease space at three of Martin Marietta’s distribution yards in Texas for initial terms of seven years each.  At the expiration of the initial term, subject to the terms of the applicable lease agreement, TXI will have an option to extend each lease for an additional term of five years on mutually agreeable market terms at the time of the extension.  In the event the Merger Agreement is terminated in circumstances where Martin Marietta is not required to pay the $25 million termination fee to TXI, the leases will also terminate.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of TXI by Martin Marietta, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Martin Marietta’s  and TXI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of approval of both Martin Marietta’s shareholders and TXI’s stockholders; the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate TXI’s operations into those of Martin Marietta; the integration of TXI’s operations into those of Martin Marietta  being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of TXI being difficult; Martin Marietta’s and TXI’s ability to adapt its services to changes in technology or the marketplace; Martin Marietta’s and TXI’s ability to maintain and grow its relationship with its customers; levels of construction spending in the markets; a decline in defense spending and the commercial component of the nonresidential construction market and the subsequent impact on construction activity; a slowdown in residential construction recovery; unfavorable weather conditions; a widespread decline in aggregates pricing; changes in the cost of raw materials, fuel and energy and the availability and cost of construction equipment in the United States; the timing and amount of federal, state and local transportation and infrastructure funding; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; and changes to and the impact of the laws, rules and regulations (including environmental laws, rules and regulations) that regulate Martin Marietta’s and TXI’s operations. Additional information concerning these and other factors can be found in Martin Marietta’s and TXI’s filings with the Securities and Exchange Commission, including Martin Marietta’s and TXI’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Martin Marietta  and TXI assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the proposed transaction between Martin Marietta and TXI, Martin Marietta and TXI intend to file relevant materials with the Securities and Exchange Commission, including a Martin Marietta registration statement on Form S-4 that will include a joint proxy statement of Martin Marietta and TXI that also constitutes a prospectus of Martin Marietta.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MARTIN MARIETTA, TXI AND THE PROPOSED TRANSACTION.  The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents (when they are available) can also be obtained free of charge from Martin Marietta upon written request to the Corporate Secretary at Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, NC 27607, telephone number (919) 783-4540 or from Martin Marietta’s website,  http://ir.martinmarietta.com or from TXI upon written request to TXI at Investor Relations, Texas Industries, Inc., 1503 LBJ Freeway, Suite 400, Dallas, Texas 75234, telephone number (972) 647-6700 or from TXI’s website, http://investorrelations.txi.com.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder.  However, Martin Marietta, TXI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC.  Information regarding Martin Marietta’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2012 on Form 10-K filed with the SEC on February 2, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on April 16, 2013.  Information regarding TXI’s directors and executive officers may be found in its Annual Report for the year ended May 31, 2013 on Form 10-K filed with the SEC on July 22, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on August 23, 2013.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus when it becomes available.

 Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 27, 2014, among Martin Marietta Materials, Inc., Texas Industries, Inc. and Project Holdings, Inc.

2.2	Voting Agreement, dated as of January 27, 2014, between Martin Marietta Materials, Inc. and NNS Holding.

2.3	Voting Agreement, dated as of January 27, 2014, between Martin Marietta Materials, Inc. and Southeastern Asset Management, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INDUSTRIES, INC.
Date: January 30, 2014	By:	/s/ Frederick G. Anderson
	Name:	Frederick G. Anderson
	Title:	Vice President-General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 27, 2014, among Martin Marietta Materials, Inc., Texas Industries, Inc. and Project Holdings, Inc.

2.2	Voting Agreement, dated as of January 27, 2014, between Martin Marietta Materials, Inc. and NNS Holding.

2.3	Voting Agreement, dated as of January 27, 2014, between Martin Marietta Materials, Inc. and Southeastern Asset Management, Inc.